Exhibit 10.2
Okta, Inc.
Amended and Restated
Outside Director Compensation Policy
The purpose of this Outside Director Compensation Policy (this “Policy”) of Okta, Inc., a Delaware corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors, who are not employees or officers of the Company or its subsidiaries (“Outside Directors”), to serve on the Company’s Board of Directors (the “Board”). In furtherance of the purpose stated above, all Outside Directors shall be paid compensation for services provided to the Company as set forth below:
1.Cash Retainers
Effective as of March 19, 2026, the cash retainers for the Board, the Lead Independent Director, and the members and Chairpersons of any standing committee of the Board (as may be constituted from time to time) are revised as set forth below:
(a)Annual Board Membership Retainer. $35,000 for general availability and participation in meetings and conference calls of the Board.
(b)Lead Independent Director. $20,000 per year for services as the Lead Independent Director of the Board.
(c)Additional Retainers for Committee Membership. The retainers below reflect both the Company’s current committee structure and the structure that would apply if the Compensation and Corporate Governance Committee is separated into two committees. The applicable retainer depends on the committee structure in effect.
Audit Committee Chairperson:    $26,000
Audit Committee member:    $13,000
Compensation Committee Chairperson:    $20,000
Compensation Committee member:    $10,000
Compensation and Corporate Governance Committee Chairperson:    $20,000
Compensation and Corporate Governance Committee member:    $10,000
Nominating and Corporate Governance Committee Chairperson:    $12,000
Nominating and Corporate Governance Committee member:    $6,000
Effective as of February 1, 2027, the cash retainers for the Board, the Lead Independent Director, and the members and Chairpersons of any standing committee of the Board (as may be constituted from time to time) are revised as set forth below:

(d)Annual Board Membership Retainer. $35,000 for general availability and participation in meetings and conference calls of the Board.
(e)Lead Independent Director. $30,000 per year for services as the Lead Independent Director of the Board.
(f)Additional Retainers for Committee Membership. The retainers below reflect both the Company’s current committee structure and the structure that would apply if the Compensation and Corporate Governance Committee is separated into two committees. The applicable retainer depends on the committee structure in effect.
Audit Committee Chairperson:    $26,000
Audit Committee member:    $13,000
Compensation Committee Chairperson:    $20,000
Compensation Committee member:    $10,000
Compensation and Corporate Governance Committee Chairperson:    $24,000
Compensation and Corporate Governance Committee member:    $12,000
Nominating and Corporate Governance Committee Chairperson:    $12,000
Nominating and Corporate Governance Committee member:    $6,000
(g)Cash Retainer Payment Timing. All cash retainers shall be paid on a quarterly basis.
2.Equity Retainers
All grants of equity retainer awards to Outside Directors pursuant to this Policy will be automatic and nondiscretionary (without the need for any additional corporate action by the Board, the Compensation Committee or the Compensation and Corporate Governance Committee) and will be made in accordance with the following provisions:
(a)Revisions. The Board, the Compensation Committee or the Compensation and Corporate Governance Committee in its discretion may change and otherwise revise the terms of awards to be granted under this Policy, including, without limitation, the number of shares subject thereto, for awards of the same or different type granted on or after the date the Board, the Compensation Committee or the Compensation and Corporate Governance Committee determines to make any such change or revision.
(b)Initial Equity Grant. Upon first being appointed to the Board, an Outside Director shall receive an initial grant of restricted stock units under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”), having a Fair Market Value (as defined in the 2017 Plan) of $530,000 as of the date of grant. The restricted stock units subject to the initial equity grant shall vest in three equal annual installments on each anniversary of the date on which the Outside Director was appointed to the Board, subject to such Outside Director’s continued service as an Outside Director through such vesting dates.
(c)Annual Equity Grant. Each Outside Director shall receive an annual equity grant of restricted stock units under the 2017 Plan having a Fair Market Value (as defined in the 2017 Plan) of $245,000 as of the date of grant. The restricted stock units shall vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the date before the next regular annual meeting of stockholders, in either case subject to such Outside Director’s continued service as an Outside Director through such vesting date. All annual equity grants shall be made to Outside Directors who are elected/re-elected at the Company’s annual meeting of stockholders on the date of such meeting.
(d)Acceleration. All restricted stock units granted pursuant to this Policy shall vest in full immediately prior to, but conditioned upon, the closing of a Sale Event (as defined in the 2017 Plan).
3.Expenses
The Company will reimburse all reasonable out-of-pocket expenses incurred by Outside Directors for attending meetings of the Board or any committee thereof or otherwise performing services as an Outside Director.
AMENDED AND RESTATED: June 18, 2026
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